                                                                       EXHIBIT 1


NEITHER THE WITHIN WARRANTS NOR THE UNDERLYING SHARES (TOGETHER, THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

                           BREAKAWAY SOLUTIONS, INC.

                        COMMON STOCK PURCHASE WARRANTS

          THIS CERTIFIES THAT, for value received, SCP Private Equity Partners II, L.P., a Delaware limited partnership, or registered assigns (the "Holder"),
                                                                      ------
is hereby issued 6,491,631 warrants ("Warrants") to purchase from Breakaway
                                      --------
Solutions, Inc., a Delaware corporation (the "Company"), at any time until
                                              -------
January 11, 2006 (the "Expiration Date"), fully paid and non-assessable shares of the Company's Common Stock, par value $.000125 per share ("Common Stock"), at
                                                              ------------
the exercise price of $0.6875 per Warrant (the "Exercise Price"), subject to the
                                                --------------
provisions hereinafter set forth and the provisions of the Loan and Security Agreement among Holder, SCP Private Equity Partners II, L.P., as agent, and the Company dated February 16, 2001 (the "Loan and Security Agreement"); provided,
                                      ---------------------------
that if the average Closing Bid Price of the Common Stock for the five trading days immediately prior to January 31, 2002 is less than the Exercise Price then in effect, the Exercise Price shall be reduced to such average Closing Bid Price. "Closing Bid Price" means (i) the closing bid price on Nasdaq (ii) or,
         -----------------
if the Common Stock is not trading on Nasdaq, on the OTC Bulletin Board (iii) or, if there is no bid price for the Common Stock on the OTC Bulletin Board on any relevant date, the price agreed by the Company and the Holder for such date. Each Warrant is initially exercisable for one share of Common Stock, subject to adjustment as set forth herein.

          This instrument is being issued pursuant to the surrender by ICG Holdings, Inc., a Delaware corporation ("ICG Holdings"), to the Company of 6,491,631 warrants (out of a total of 9,737,447 warrants (the "Original Warrants")) to purchase from the Company shares of Common Stock at the exercise price of $0.6875 per warrant originally issued by the Company to ICG Holdings on January 19, 2001 (the "Surrender"). The Surrender was effected pursuant to an amendment (the "Loan Amendment") entered into on the date of the issuance hereof to the Loan and Security Agreement between ICG Holdings, Inc. and the Company dated January 19, 2001, as amended, (the "ICG Loan Agreement") and the separate Loan and Security Agreement. The amendments to the terms and conditions to which the Warrants are subject from the terms and conditions to which the Original Warrants were subject were agreed to by ICG Holdings and SCP as part of the Loan Amendment and the Loan and Security Agreement, respectively.

          The Warrants are subject to the following terms and conditions:

          1.   Method Of Exercise: Payment.
               ---------------------------

               (a)  Cash Exercise. Any number of Warrants may be exercised by
                    -------------
the Holder from time to time by the surrender of this instrument along with the notice of exercise form attached hereto as Exhibit A (the "Notice of Exercise")
                                           ---------       ------------------
at the principal office of the Company, and by payment to the Company of an amount equal to the Exercise Price multiplied by the number of Warrants being exercised, which amount may be paid in cash, by wire transfer, by certified check payable to the order of the Company, or as set forth in Section 1(b) below. The person or persons in whose name(s) any certificate(s) representing Common Stock shall be issuable upon exercise of Warrants shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Common Stock represented thereby (and such Common Stock shall be deemed to have been issued) immediately prior to the close of business on the day on which the Holder either delivers this instrument and the Notice of Exercise to the Company or delivers this instrument and the Notice of Exercise to a nationally recognized courier service for next business day delivery to the Company (the "Exercise Date.")
              -------------

               (b)  Net Issue Exercise. The Holder may elect to pay the Exercise
                    ------------------
Price in Common Stock by surrender of this instrument at the principal office of the Company along with the Notice of Exercise in which Alternative No. 2 is elected by the Holder. In such event, the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                                  X = Y (A-B)
                                      -------
                                        A

                 Where X       =   the number of shares of Common Stock to be
                                   issued to the Holder.

                       Y       =   the number of shares of Common Stock as to
                                   which this instrument is being exercised.

                       A       =   the fair market value of one share of Common
                                   Stock as of the date of exercise.

                       B       =   the Exercise Price

               (c)  Fair Market Value. For purposes of this Section 1, the fair
                    -----------------
market value of one Warrant Share shall mean:

                    (i) The highest sale price of a share of Common Stock over the ten trading days immediately preceding the Exercise Date on the Nasdaq Stock Market, the Over-The-Counter Market, or any other exchange on which the Common Stock is listed, whichever is applicable; or

                    (ii) If the Company's Common Stock is not traded on the Nasdaq Stock Market or Over-The-Counter or on an exchange, the fair market value of a share of Common Stock shall be determined in good faith by the Company's Board of Directors using similar diligence and valuation methods as applied by the Company's Board of Directors in determining the fair market value of incentive stock options.

               (d)  Stock Certificates. In the event of any exercise of the
                    ------------------
rights represented by this instrument, as promptly as practicable on or after the date of exercise and in any event within ten business days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares of Common Stock issuable upon such exercise. In the event this instrument is exercised in part, the Company at its expense will execute and deliver to the Holder a new instrument of like tenor exercisable for the number of unexercised Warrants.

               (e)  Taxes. The issuance of Common Stock upon the exercise of
                    -----
this instrument, and the delivery of certificates or other instruments representing such Common Stock, shall be made without charge to the Holder for any tax or other charge in respect of such issuance.

          2.   Stock Fully Paid: Reservation Of Common Stock. The Company agrees
               ---------------------------------------------
that (i) all of the Common Stock issuable upon the exercise of the rights represented by this instrument will, upon issuance and receipt of the Exercise Price therefor, be fully paid and nonassessable, and free from all preemptive rights, rights of first refusal or first offer, share transfer taxes, liens and charges with respect to the issuance thereof and (ii) the issuance of this instrument is free from all preemptive rights, rights of first refusal or first offer, share transfer taxes, liens and charges with respect to the issuance hereof. During the period within which the rights represented by this instrument may be exercised, the Company shall at all times use commercially reasonable efforts have authorized and reserved for issuance sufficient shares of Common Stock to provide for the exercise of the rights represented by this instrument, it being understood by the Holder that, as of the date of issuance of this instrument, the Company does not have sufficient shares of Common Stock that are authorized, not subject to any reserves and available for issuance upon full exercise of this instrument. Subject to the foregoing, the Company agrees that its issuance of this instrument shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Common Stock upon the exercise of this instrument. The Company shall not take any action which results in a Conversion Price adjustment if the fully-diluted number of shares of Common Stock outstanding after the action would exceed the total number of shares of Common Stock authorized for issuance by the Company's Certificate of Incorporation.

          3.   Conversion. The Holders of this instrument shall have exercise
               ----------
rights as follows (the "Exercise Rights"):
                        ---------------

               (a)  Right to Convert. Each Warrant shall be exercisable in
                    ----------------
accordance with Section 1, at the option of the Holder, at any time after the date of issuance of this instrument, at the office of the Company or any transfer agent for the Warrants, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $0.6875 (or such lesser amount as equals the Exercise Price, if the Exercise Price is reduced pursuant to the introductory provisions hereof which precede Section 1) (the "Original Price") by the conversion price (the "Conversion Price") at the
      --------------                                 ----------------
time in effect. The initial Conversion Price per Warrant shall be the Original Price; provided, however, that the Conversion Price shall be subject to
       --------  -------
adjustment as set forth in Section 3(b) hereof; and provided, further, that the
                                                    --------  -------
Conversion Price shall be reduced to equal the Exercise Price upon a reduction in the Exercise Price pursuant to the introductory provisions hereof which precede Section 1 if such reduced Exercise Price is less than the Conversion Price then in effect..

          (b)  Conversion Price Adjustments. The Conversion Price shall be
               ----------------------------
subject to adjustment from time to time as follows:

               (i) (A) Upon each issuance (or deemed issuance pursuant to the provisions hereof) by the Company of any Additional Stock (as defined in Section 3(b)(ii)) after the date of issuance of this instrument, without consideration or for an Effective Price per share less than the Conversion Price in effect immediately prior to the issuance (or deemed issuance) of such Additional Stock, then the Conversion Price in effect immediately prior to each issuance (or deemed issuance) shall be reduced to the Effective Price received by the Company upon such issuance (determined in accordance with this Section 3(b)). The "Effective Price" of shares of Additional Stock means the quotient determined by
 ---------------
dividing (i) the total number of such shares of Additional Stock issued or sold, or deemed to have been issued or sold, by the Company under Section 3 hereof, into (ii) the consideration received (or deemed received) by the Company under
Section 3 hereof for the issuance of such shares of Additional Stock.

                    (B) No adjustment of the Conversion Price shall be made in an amount less than one-half of one cent ($0.005) per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment to the Conversion Price.

                    (C) In the case of the issuance of securities of the Company for cash, the amount of consideration received by the Company for such securities shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

                    (D) In the case of the issuance of securities of the Company for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to have a dollar value equal to the fair market value of such non-cash consideration as determined in good faith by the Board of Directors, irrespective of any accounting treatment thereof.

                    (E) In the case of the issuance (whether before, on or after the date of issuance of this instrument) of Options or Convertible Securities, the following provisions shall apply for all purposes of this
Section 3(b)(i) and Section 3(b)(ii) hereof.

"Option" means rights, options or warrants to subscribe for, purchase or
 ------
otherwise acquire Common Stock or Convertible Securities. "Convertible
                                                           -----------
Securities" means any debt or equity security convertible into or exchangeable
----------
for Common Stock.

                         (1)  With respect to Options to purchase Common Stock,
the aggregate maximum number of shares of Common Stock deliverable upon exercise of such Options shall be deemed to have been issued at the time such Options were issued and for a consideration equal to the consideration (determined in the manner provided in Section 3(b)(i)(C) and Section 3(b)(i)(D) hereof), if any, received by the Company for such Options plus the minimum exercise price provided in such Options for Common Stock covered thereby.

                         (2)  With respect to Convertible Securities and Options
to purchase Convertible Securities, the aggregate maximum number of shares of Common Stock deliverable upon the conversion or exchange of any such Convertible Securities and the aggregate maximum number of shares of Common Stock issuable upon the exercise of such Options to purchase Convertible Securities and the subsequent conversion or exchange of such Convertible Securities shall be deemed to have been issued at the time such Convertible Securities or such Options were issued and for a consideration equal to the consideration, if any, received by the Company for any such Convertible Securities and Options, plus the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such Convertible Securities or the exercise of such Options and the conversion or exchange of the Convertible Securities issuable upon exercise of such Options (the consideration in each case to be determined in the manner provided in Section 3(b)(i)(C) and 3(b)(i)(D) hereof).

                         (3)  In the event of any change in the number of shares
of Common Stock deliverable, or in the consideration payable to the Company, upon exercise of such Options or upon conversion or exchange of such Convertible Securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price, to the extent in any way affected by or computed using such Options or Convertible Securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such Options or the conversion or exchange of such Convertible Securities.

                         (4)  Upon the expiration or termination of any such
Options or any such rights to convert or exchange Convertible Securities, the Conversion Price, to the extent in any way affected by or computed using such Options or Convertible Securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Options and Convertible Securities which remain in effect) that were actually issued upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities.

                         (5)  The number of shares of Common Stock deemed issued
and the consideration deemed paid therefor pursuant to Section 3(b)(i)(E)(1) and
(2) hereof shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 3(b)(i)(E)(3) or (4) hereof.

          (ii)  "Additional Stock" shall mean any shares of Common Stock issued
                 ----------------
(or deemed to have been issued pursuant to Section 3(b)(i)(E) hereof) by the Company after the date of issuance of this instrument other than:
                                                      ----- ----

                (A)  Common Stock issued pursuant to a transaction described in
Section 3(b)(iii) hereof;

                (B) Common Stock issued or issuable upon exercise of any warrants issued pursuant to the terms of the Loan and Security Agreement, the Loan Amendment and the ICG Loan Agreement;

                (C) Common Stock, Options or Convertible Securities issued under the terms of stock option plans approved by the Company's Board of Directors, but not exceeding the number of shares available for new grants under such plans on January 11, 2001, plus the number of shares subject to options outstanding under such plans on such date which become available for new grants (e.g., due to cancellation, forfeiture or expiration of the related options) plus 2,500,000 (in each case as adjusted for any stock dividends, splits or combinations with respect to the Common Stock) and not including any Options or Convertible Securities outstanding under such plans on January 11, 2001, all of which are intended to be excluded from the definition of Additional Stock by virtue of clause (D) below;

                (D) Common Stock issued upon conversion or exercise of any Options or Convertible Securities described in the Company's filings made prior to January 11, 2001 under the Securities Exchange Act of 1934, as amended; and

                (E) Common Stock issued upon conversion or exercise of any Options or Convertible Securities issued by the Company to Invest Inc. on or about December 11, 2000.

          (iii) In the event the Company at any time or from time to time after the date of issuance of this instrument fixes a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration
                ------------------------
by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in the aggregate number of shares of Common Stock or shares issuable with respect to Common Stock Equivalents, with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 3(b)(i)(E) hereof.

               (iv) If the number of shares of Common Stock outstanding at any time after the date of issuance of this instrument is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in the outstanding shares of Common Stock.

          (c)  Other Distributions. In the event the Company shall declare a
               -------------------
distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets or options or rights not referred to in Section 3(b)(iii) hereof, then, in each such case for the purpose of this
Section 3(c), the Holder shall be entitled to a proportionate share of any such distribution as though it was the holder of the number of shares of Common Stock for which the Warrants are exercisable as of the record date fixed for the determination of the holders of shares of Common Stock entitled to receive such distribution.

          (d)  Reclassification, Consolidation or Merger. If while this
               -----------------------------------------
instrument, or any portion hereof, remains outstanding and unexpired there shall be (i) a reorganization (other than a combination or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this instrument shall thereafter be entitled to receive upon exercise of this instrument, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor or purchasing corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this instrument would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this instrument had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section
3. The foregoing provisions of this section shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this instrument. If the per share consideration payable to the Holder in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be agreed upon by the parties hereto, provided that if the parties cannot agree, the value shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment shall be made in the application of the provisions of this instrument (including adjustment of the Exercise Price and number of shares of Common Stock purchasable pursuant to the terms and conditions of this instrument) with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this instrument shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this instrument.

          (e)  No Impairment. The Company will not in any manner avoid or seek
               -------------
to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Exercise Rights of the Holder against any manner of impairment.

          (f)  Certificate as to Adjustments. Upon the occurrence of each
               -----------------------------
adjustment or readjustment of the Conversion Price pursuant to this Section 3, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to the Holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and
(C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon exercise of a Warrant.

     4.   Notices.
          -------

          (a)  In the event that the Company shall propose at any time:

               (i) to declare any dividend or distribution upon its Common Stock (or other stock or securities at the time receivable upon the exercise of this instrument) whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

               (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

               (iii) to effect any reclassification or recapitalization of its Common Stock (or other stock or securities at the time receivable upon the exercise of this instrument) outstanding involving a change in such securities; or

               (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to voluntarily liquidate, dissolve or wind up; then, in connection with each such event, the Company shall send to the Holder (1) at least ten (10) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any; and (2) at least ten (10) days' prior written notice of the date when the same shall take place, and the date, if any is to be fixed, on which the holders of record of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event.

          (b) Any written notice by the Company required or permitted hereunder shall be given by hand delivery, by an overnight courier of national reputation or first class mail, postage prepaid, addressed to the Holder at the address shown on the books of the Company for the Holder.

     5.   Legend. Each certificate evidencing the Common Stock issued upon
          ------
exercise of this instrument, or upon transfer of such shares (other than a transfer registered under the Act or any subsequent transfer of shares so registered) shall be stamped or imprinted with a legend substantially in the following form:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

     6.   Removal of Legend. Upon request of a holder of a certificate with the
          -----------------
legends referred to in Section 5 hereof, the Company shall issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received an opinion of counsel to the effect that any transfer by such holder of the shares evidenced by such certificate will not violate the Act.

     7.   Fractional Shares. No fractional shares will be issued in connection
          -----------------
with any exercise hereunder. Any fraction of a share resulting from any calculation will be rounded up to the next whole share.

     8.   Transferablity. Subject to compliance with applicable federal and
          --------------
state securities laws, this instrument and all rights hereunder are transferable, in whole or in part, without charge to the Holder hereof (except for transfer taxes), upon surrender of this instrument properly endorsed. The Company shall register any such transfer upon surrender of this instrument and the duly completed assignment form attached hereto as Exhibit B. In addition, this instrument may be exchanged or combined at the option of the Holder for another instrument of like tenor and representing in the aggregate a like number of Warrants upon presentation thereof to the Company with written notice signed by the Holder specifying the denominations in which the new Warrants are to be issued. Upon surrender of this instrument pursuant to this Section 8, the Company shall, without charge, execute and deliver a new instrument of like tenor in the requested amounts and in the requested names and, if the Holder's entire interest is not being transferred, in the name of the Holder with respect to the portion not transferred, and the instrument(s) surrendered shall be canceled.

     9.   Representations and Warranties of the Company. The Company represents
          ---------------------------------------------
and warrants to the Holder as follows:

          (a) This instrument has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms.

          (b) Except as otherwise set forth herein, the shares of Common Stock issuable upon exercise hereof have been duly authorized and reserved for issuance by the Company.

          (c) The execution and delivery of this instrument are not, and the issuance of Common Stock upon exercise of this instrument in accordance with the terms hereof will not be, inconsistent with the Company's charter documents or any agreement by which the Company is bound.

     10.  Representations and Warranties by the Holder. The Holder represents
          --------------------------------------------
and warrants to the Company as follows:

          (a) This instrument and the shares of Common Stock issuable upon exercise hereof, are being acquired for its own account, for investment and not with a view to any distribution thereof.

          (b) The Holder understands that this instrument and the shares of Common Stock issuable upon exercise hereof have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration.

          (c) The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this instrument and the shares of Common Stock issuable upon exercise hereof purchasable pursuant to the terms of this instrument and of protecting its interests in connection therewith.

     11.  Rights of Stockholders. Except as otherwise provided herein, no holder
          ----------------------
of this instrument shall be entitled, as such a holder, to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this instrument, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this instrument shall have been exercised and the shares of Common Stock issuable upon exercise hereof purchasable upon the exercise hereof shall have become deliverable, as provided herein.

     12.  Authorized Shares. If upon any exercise of this instrument the Company
          -----------------
does not have a sufficient number of shares of Common Stock authorized and available for issuance upon such exercise, then the Company shall issue to the Holder the maximum available number of shares of Common Stock and, in lieu of the remaining shares of Common Stock as to which this instrument has been exercised (the "Remaining Shares"), the Company shall pay the Holder a cash sum
                ----------------
equal to the product of (i) the Remaining Shares, and (ii) the difference obtained by subtracting (A) the Conversion Price in effect on the Exercise Date from (B) the Closing Bid Price on the Exercise Date. Notwithstanding the foregoing, if the Holder effects such exercise prior to April 10, 2001, then the Company may delay making any cash payment until the Payment Date; provided, that if the Company has a sufficient number of authorized shares of Common Stock prior to the Payment Date to issue to the Holder all the Remaining Shares, the Company shall promptly issue to the Holder the Remaining Shares, and such issuance shall relieve the Company of its obligation to make a cash payment in accordance with the preceding sentence. "Payment Date" shall mean the first to
                                          ------------
occur of (i) April 10, 2001, (ii) the date following a special meeting of the Company's stockholders held not later than April 9, 2001 to vote upon an amendment (the "Amendment") to the Company's Certificate of Incorporation to
                ---------
increase the number of authorized shares of Common Stock to up to 245,000,000 shares (the "Special Meeting"), (iii) March 20, 2001, if the Company has not
             ---------------
filed a preliminary proxy statement with the Securities and Exchange Commission with respect to the Special Meeting by such date, or (iv) March 30, 2001, if the Company has not mailed definitive proxy materials to its stockholders for the Special Meeting by such date. Notwithstanding the foregoing, the Company shall be under no obligation to make a cash payment in lieu of issuing Remaining Shares (but shall remain obligated to issue Remaining Shares) if (i) the Amendment is duly approved at the Special Meeting and promptly thereafter the Company files the Amendment with the Secretary of State of the State of Delaware or (ii) Internet Capital Group, Inc. and its wholly-owned subsidiaries shall not have voted all shares of Common Stock over which they have voting control in favor of the Amendment.

     13.  Miscellaneous.
          -------------

          (a) This instrument shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware without regard to principles of conflicts of law.

          (b) The headings in this instrument are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

          (c) The representations, warranties, covenants and conditions of the respective parties contained herein or made pursuant to this instrument shall survive the execution and delivery of this instrument.

          (d) The terms of this instrument shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the holder or holders hereof and of the Common Stock issued or issuable upon the exercise hereof.

          (e) The Company shall not, by amendment of its charter documents, or through any other means, directly or indirectly, avoid or seek to avoid the observance or performance of any of the terms of this instrument and shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this instrument against impairment.

          (f) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this instrument and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such instrument, the Company, at its expense, will execute and deliver to the holder of record, in lieu thereof, a new instrument of like date and tenor.

          (g) This instrument and any provision hereof may be amended, waived or terminated only by an instrument in writing signed by the Company and the Holder.

     IN WITNESS WHEREOF, the Company has caused this instrument to be signed by its duly authorized officer.

     Issued this 16th day of February, 2001.

                                BREAKAWAY SOLUTIONS, INC.

                                By: /s/ Gordon Brooks
                                   ----------------------------------
                                    Name: Gordon Brooks
                                         ----------------------------
                                    Title: President and Chief Executive Officer
                                          --------------------------------------

Acknowledged and Accepted:

SCP PRIVATE EQUITY PARTNERS II, L.P.
BY: SCP Private Equity II General Partner , L.P., its General Partner
BY: SCP Private Equity II, LLC


    By: /s/ Wayne B.Weisman
       ____________________________________

       Name: Wayne B.Weisman
            _______________________________
       Title: Manager
             __________________________

                                   EXHIBIT A
                                   ---------
                              NOTICE OF EXERCISE
                              ------------------

TO:  Breakaway Solutions, Inc.
     Attention: General Counsel

Alternative No. 1. In lieu of exercising the attached instrument for cash or check, the undersigned hereby elects to effect the net issuance provision of
Section 1(b) of this instrument. This exercise is for ____________ shares of Common Stock.

Alternative No. 2. The undersigned hereby elects to purchase ________________ shares of Common Stock pursuant to the terms of this instrument, and tenders herewith payment of the purchase price of such shares in full.

FOR EITHER ALTERNATIVE: Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

                         _____________________________
                                     (Name)


                         _____________________________

                         _____________________________
                                   (Address)


                                           _________________________
                                           (Signature and Date)

                                           Title:___________________

                                   EXHIBIT B
                                   ---------
                                ASSIGNMENT FORM
                                ---------------


FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

Name _________________________________
          (please typewrite or print in block letters)

Address ______________________________

Taxpayer Identification No. __________________

its right represented by this instrument to purchase _______________ shares of Common Stock and does hereby irrevocably constitute and appoint _______________ attorney-in-fact to transfer the same on the books of _______________________ with full power of substitution in the premises.

Date:___________________



Signature/Title_________________________________
                    Note: The signature must conform in all respects to name of the holder as specified on the face of this instrument.



____________________________________________
Taxpayer Identification number of transferor

                                      B-1